INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-14381 of The Procter & Gamble Company on Form S-8 of our report dated December 21, 2005, appearing in this Annual Report on Form 11-K of The Profit Sharing Retirement Plan of The Procter & Gamble Commercial Company for the year ended June 30, 2005.


/S/DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Cincinnati, Ohio
December 21, 2005